UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 12, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”), of Protara Therapeutics, Inc. (the “Company”) following careful deliberation, approved the dismissal of Marcum LLP, the Company’s independent registered public accounting firm, and appointed Ernst & Young LLP as the Company’s new independent registered public accounting firm, subject to completion of its standard client acceptance procedures.

The report of Marcum LLP on Protara’s consolidated financial statements for the year ended December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the year ended December 31, 2020, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Marcum LLP would have caused Marcum LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On March 12, 2021, the Audit Committee approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

On January 9, 2020, Proteon Therapeutics, Inc. (“Proteon”), and privately-held ArTara Therapeutics, Inc. (“Private ArTara”), completed a merger and reorganization (the “Merger”), with Private ArTara ultimately surviving as a wholly owned subsidiary of Proteon. In connection with, and prior to the completion of, the Merger, Private ArTara changed its name from “ArTara Therapeutics, Inc.” to “ArTara Subsidiary, Inc.”, and Proteon changed its name from “Proteon Therapeutics, Inc.” to “ArTara Therapeutics, Inc.”, which subsequently changed its name to “Protara Therapeutics, Inc.” Prior to the completion of the Merger, Ernst & Young LLP served as the independent registered public accounting firm of Proteon.

Ernst & Young LLP audited and provided a report on Proteon’s consolidated financial statements for the fiscal year ended December 31, 2019, and such report did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of Proteon’s financial statement for the fiscal year ended December 31, 2019, and during the subsequent interim period through March 23, 2020 (the effective date of Ernst & Young’s dismissal), there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We have delivered a copy of this Current Report on Form 8-K to both Marcum LLP and Ernst & Young LLP on March 12, 2021 and requested that Marcum LLP provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree.  Marcum LLP responded with a letter dated March 17, 2021, a copy of which is annexed hereto as Exhibit 16.1 stating that Marcum LLP agrees with the statements set forth above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter dated March 17, 2021 from Marcum LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTARA THERAPEUTICS, INC.

Date: March 17, 2021	By:	/s/ Blaine Davis
Blaine Davis
Chief Financial Officer

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